EXHIBIT 10.6

GRANT OF SECURITY INTEREST
PATENTS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, EREINSURE.COM, INC., a Delaware corporation (the “Grantor”), on this 2¢nd day of August, 2012, hereby assigns and grants to WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Grantee”) with principal offices at 1525 West W.T. Harris Boulevard, Charlotte, North Carolina 28262, for the benefit of the Secured Creditors (as defined in the Security Agreement referred to below), a security interest in all of such Grantor’s right, title and interest in and to the patents, patent registrations, patent applications and patent licenses (the “Patents”), including those set forth on Schedule A attached hereto and all reissues, extensions or renewals thereof; (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) of the Patents, and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same.

THIS GRANT OF SECURITY INTEREST (this “Grant”), is made by the Grantor to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in that certain Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, modified, extended, renewed, replaced, supplemented or refinanced from time to time, the “Credit Agreement”) by and among Fortegra Financial Corporation, a Delaware corporation (“Fortegra”), LOTS Intermediate Co., a Delaware corporation (“LOTS Intermediate”; together with Fortegra, each a “Borrower” and collectively, the “Borrowers”), the lenders party thereto from time to time, and the Grantee. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This Grant has been granted in conjunction with the security interest granted to the Grantee by the Grantor under that certain Security Agreement dated as of the date hereof (as amended, restated, amended and restated, modified, extended, renewed, replaced or otherwise modified, the “Security Agreement”) by and among the Grantor, certain other subsidiaries of the Borrowers party thereto as grantors and the Grantee. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern. This Grant may be executed in counterparts.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Grant as of the date referenced above.
GUARANTOR
EREINSURE.COM, INC.
By:     /s/ Richard S. Kahlbaugh
Name: Richard S. Kahlbaugh
Title: Chairman

[Signature Page to Patent Security Agreement]

GRANTEE:
WELLS FARGO BANK, NATIONAL ASSOCIATION
By /s/ Charles N. Kauffman
Name:Charles N. Kauffman
Title: Senior Vice President

[Signature Page to Patent Security Agreement]

SCHEDULE A

Patents

Owner	Title of Invention	Patent Number	Registration Date
eReinsure.com, Inc.	System and Methods for Negotiating Reinsurance for a risk	7333940	2/19/2008
eReinsure.com, Inc.	Negotiating Reinsurance For A Risk	7565302	7/21/2009

PATENT APPLICATIONS
None.

PATENT LICENSES
None.